Exhibit 99.1
Black Rock Coffee Bar, Inc. Reports Second Quarter 2026 Results
Total Revenue Growth of 25.0% Year Over Year in the Second Quarter
Same Store Sales Growth of 4.2% Year Over Year in the Second Quarter
Opened 10 New Stores in the Second Quarter
SCOTTSDALE, Ariz., August 11, 2026 (GLOBE NEWSWIRE) -- Black Rock Coffee Bar, Inc. (Nasdaq: BRCB) (“Black Rock Coffee Bar” or the “Company”) today announced financial results for the second quarter ended June 30, 2026.
Second Quarter 2026 Highlights
•Opened 10 new stores during the period
•Total revenue of $63.0 million, up 25.0% compared to the prior year period
•Same Store Sales Growth(1) increased 4.2% compared to the prior year period
•Income from operations of $4.1 million compared to $3.3 million in the prior year period. In the second quarter of 2026, income from operations margin was 6.5%
•Store-Level Profit(2) of $19.0 million as compared to $14.9 million in the prior year period. In the second quarter of 2026, Store-Level Profit Margin was 30.2%
•Selling, general, and administrative (“SG&A”) expenses of $9.8 million, or 15.6% of total revenue, compared to $7.9 million, or 15.6% of total revenue, in the prior year period
•Adjusted SG&A Expenses(2) of $8.4 million, or 13.4% of total revenue, compared to $6.0 million, or 12.0% of total revenue, in the prior year period
•Net income grew 403.3% to $3.2 million, as compared to a net loss of $(1.1) million in the prior year period
•Adjusted EBITDA(2) grew 17.2% to $9.4 million, as compared to $8.0 million in the prior year period
•Total store operating weeks(1) of 2,510, as compared to 2,015 in the prior year period
“We delivered another strong quarter, where revenue increased 25% and adjusted EBITDA grew 17% year-over-year, reflecting the continued strength of our brand, customer engagement strategy, and operating model. Same store sales growth increased 4.2%, or 15.1% on a two-year basis, despite lapping a particularly strong 10.9% same store sales growth comparison from the prior year, underscoring the resilience of customer demand and the consistency of our overall performance. During the quarter, we opened 10 new locations, reaching 200 stores systemwide, while continuing to execute against our disciplined expansion strategy. Deepening guest engagement, fostering a people-oriented culture and growing our market presence remain key priorities. During the quarter, we continued to invest in initiatives to expand opportunities to engage with our customers, including new and exciting menu offerings, loyalty segmentation and daypart-based offers, and extended operating hours. At the same time, we continue to grow our presence and build brand awareness in our existing markets, while the visibility provided by our largely committed 2026 and 2027 development pipeline reinforces our confidence in the significant expected whitespace opportunity ahead. Combined with the strength of our high-performing, culture-driven team and growing leadership pipeline, we believe we are well positioned to scale and deliver sustainable long-term growth," said Mark Davis, Chief Executive Officer.
Balance Sheet & Liquidity
As of June 30, 2026, Cash and cash equivalents totaled $16.0 million and total debt was $30.6 million, consisting of $18.6 million outstanding under our credit facility and $12.0 million of financing obligations related to certain reverse build-to-suit lease arrangements.
As of June 30, 2026, outstanding principal under the Company's term loan facility was $19.6 million. The Company's $25 million revolving credit facility remains undrawn.

Full Year 2026 Outlook
The Company is updating its full year 2026 guidance to:
•38 new store openings
•Total Revenue in the range of $255 to $257 million
•Same Store Sales growth in the mid-single digits
•Adjusted EBITDA in the range of $34 to $35 million(3)
•Capital Expenditures in the range of $42 to $43 million which includes anticipated tenant improvement allowances

(1) Same Store Sales Growth and total store operating weeks are defined in the section "Key Performance Measures".
(2) See “Non-GAAP Financial Measures” for a discussion of Store-Level Profit, Store-Level Profit Margin, Adjusted Selling, General, and Administrative Expenses, and Adjusted EBITDA and reconciliation of each measure to its most directly comparable GAAP measure.
(3) A reconciliation of adjusted EBITDA outlook to GAAP net income is not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation, including share-based compensation.
Conference Call and Webcast Information
Black Rock Coffee Bar will host a conference call on August 11, 2026, at 5:00 p.m. Eastern Time to discuss second quarter ended June 30, 2026 results. The conference call can be accessed live over the phone by dialing 1-877-704-4453 or for international callers, 1-201-389-0920. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13761422. The replay will be available until Tuesday, August 25, 2026. A live webcast of the conference call and related presentation materials will also be available in the investor relations section of Black Rock Coffee Bar’s website, ir.br.coffee.
About Black Rock Coffee Bar
Black Rock Coffee Bar is a high-growth operator of guest-centric, drive-thru coffee bars offering premium caffeinated beverages and an elevated in-store experience crafted by our engaging baristas. Black Rock Coffee Bar was founded in 2008 in Beaverton, Oregon. What started as a single 160 square foot coffee bar in 2008 is now one of the fastest growing beverage companies in the United States by revenue and the largest fully company-owned coffee retailer in the country, with more than 200 locations spanning seven states from the Pacific Northwest to Texas.

Forward-Looking Statements
This release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, Black Rock Coffee Bar’s strategy, future financial condition, sustainable long-term growth, future operations, projected costs, prospects, plans, objectives of management, expected market growth and whitespace opportunity, and full year 2026 outlook, including new store openings, total revenue, same store sales growth, adjusted EBITDA, and capital expenditures. These statements are based on Black Rock Coffee Bar’s current expectations and beliefs, as well as a number of assumptions concerning future events. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Black Rock Coffee Bar’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including our inability to successfully identify and secure appropriate sites and timely develop and expand our operations; our inability to protect our brand and reputation; our inability to secure, protect, and enforce our intellectual property rights; our dependence on a small number of suppliers and two roasting facilities; our dependence on third-party information technology systems and services; our and our vendors’ vulnerability to security breaches, including breaches that may impact confidential customer information; our expectations regarding our future operating and financial performance; the size of our addressable markets, market share, and market trends; our ability to compete in our industry; changes in consumer tastes and nutritional and dietary trends; our ability to effectively manage the continued growth of our workforce and operations; our inability to open profitable stores; our failure to generate projected same store sales growth; the sufficiency of our cash, cash equivalents, and investments to meet our liquidity needs; our dependence on long-term non-cancelable leases; our relationship with our employees and the status of our workers; the effects of seasonal trends on our results of operations; our vulnerability to global financial market conditions, including inflation and other macroeconomic factors, including, without limitation, due to the ongoing conflict in the Middle East; our ability to attract, retain, and motivate skilled personnel, including key members of our senior management; our vulnerability to adverse weather conditions in local or regional areas where our stores are located; our realization of any benefit from the Tax Receivable Agreements and our organizational structure; the increased expenses associated with being a public company; and those other risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission ("SEC") on March 4, 2026, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 12, 2026, as will be updated by our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, once filed, and in our future reports to be filed with the SEC. Forward-looking statements contained in this release are made as of this date, and Black Rock Coffee Bar undertakes no duty to update such information except as required under applicable law.

Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA”, "Adjusted EBITDA Margin", “Store-Level Profit”, “Store-Level Profit Margin”, “Adjusted Selling, General, and Administrative Expenses”, and "Adjusted Selling, General, and Administrative Expenses Margin". We believe these non-GAAP financial measures assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our operating performance. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide. Please refer to the tables in this press release for a reconciliation of non-GAAP measures to the most directly comparable financial measure prepared in accordance with GAAP. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to the financial information prepared and presented in accordance with GAAP.
Store-Level Profit and Store-Level Profit Margin
Store-Level Profit represents store revenue in the specific period less beverage, food and packaging, labor and related expenses, occupancy and related expenses, and other store operating expenses, excluding depreciation and amortization and pre-opening costs in the period.
Store-Level Profit Margin represents Store-Level Profit as a percentage of store revenue. We use Store-Level Profit and Store-Level Profit Margin in our evaluation of the performance and profitability of each store.
We use Store-Level Profit and Store-Level Profit Margin to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures.
Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA is net income (loss) adjusted to exclude interest expense, net, income tax expense, and depreciation and amortization, further adjusted to exclude certain items that we do not consider indicative of our ongoing operating performance, including transaction costs associated with our initial public offering ("IPO"), capital restructuring costs, equity-based compensation, gain (loss) on the remeasurement of the liability related to the TRA, certain litigation costs, net and other non-core costs. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of Total revenue.
We use Adjusted EBITDA and Adjusted EBITDA Margin to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures.
Adjusted Selling, General, and Administrative Expenses and Adjusted Selling, General, and Administrative Expenses Margin
Adjusted Selling, General and Administrative Expenses is selling, general, and administrative expenses adjusted to exclude transaction costs, equity-based compensation, legal settlement, net and other costs. Adjusted Selling, General and Administrative Expenses Margin represents Adjusted Selling, General and Administrative Expenses as a percentage of Total revenue.
We use Adjusted Selling, General, and Administrative Expenses and Adjusted Selling, General, and Administrative Expenses Margin because it may provide a more meaningful comparison to prior periods and may be indicative of the level of such expenses to be incurred in future periods.

BLACK ROCK COFFEE BAR, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Store revenue	$62,933	$50,336	$118,317	$95,110
Other	66	58	136	104
Total revenue	62,999	50,394	118,453	95,214
Store operating costs and expenses (exclusive of depreciation and amortization presented separately below):
Beverage, food and packaging costs	16,968	14,673	31,981	27,355
Labor and related expenses	13,235	10,384	24,710	19,803
Occupancy and related expenses	5,069	3,859	9,794	7,607
Other store operating expenses	8,636	6,565	16,418	12,804
Total store operating costs and expenses	43,908	35,481	82,903	67,569
Selling, general and administrative expenses	9,805	7,860	19,047	14,740
Depreciation and amortization	3,932	2,943	7,385	5,826
Pre-opening costs	1,252	843	2,340	1,561
Total operating expenses	58,897	47,127	111,675	89,696
Income from operations	4,102	3,267	6,778	5,518
Interest expense, net	(525)	(3,115)	(947)	(6,157)
Other income (expense), net	(258)	(1,069)	(610)	(1,084)
Income (loss) before income taxes	3,319	(917)	5,221	(1,723)
Income tax expense	101	144	204	222
Net income (loss)	3,218	(1,061)	5,017	(1,945)
Less: Net loss attributable to Black Rock OpCo prior to the Transactions	—	(1,061)	—	(1,945)
Less: Net income attributable to noncontrolling interest	2,000	—	3,421	—
Net income attributable to Black Rock Coffee Bar, Inc.	$1,218	$—	$1,596	$—
Net income per share of Class A common stock: (1)
Basic	$0.06	N/A	$0.08	N/A
Diluted	$0.06	N/A	$0.08	N/A
Weighted-average shares of Class A common stock outstanding
Basic	21,216,632	N/A	19,399,560	N/A
Diluted	21,219,382	N/A	19,400,935	N/A

(1) Basic and diluted net loss per share of Class A common stock is applicable only for the period subsequent to September 12, 2025, which is the period effective with and following the IPO and transaction related thereto.

BLACK ROCK COFFEE BAR, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share data)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$15,975	$28,406
Receivables, net	4,910	3,450
Inventories	3,392	2,898
Prepaid expenses and deposits	4,539	5,363
Total current assets	28,816	40,117
Property and equipment, net	127,608	101,207
Operating lease right-of-use assets, net	147,858	126,903
Other assets	1,150	277
Goodwill	9,360	9,360
Deferred income tax asset	72,691	52,764
Intangible assets, net	4,885	5,808
Total assets	$392,368	$336,436

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	10,096	12,126
Accrued expenses	10,471	7,986
Accrued payroll and benefits	7,228	6,549
Gift card and loyalty program liability	2,009	2,126
Current portion of long-term debt	1,206	835
Current portion of operating lease liabilities	9,722	8,960
Total current liabilities	40,732	38,582
Tax receivable agreement liability	61,993	38,893
Long-term debt, net of current portion	29,382	25,917
Operating lease liabilities, net of current portion	150,732	128,338
Total liabilities	282,839	231,730
Commitments and Contingencies
Preferred stock, par value $0.00001 per share; 20,000,000 shares authorized, no shares issued or outstanding as of June 30, 2026 or December 31, 2025, respectively	—	—
Class A common stock, par value $0.00001 per share; 500,000,000 shares authorized, 22,207,657 and 17,478,452 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Class B common stock, par value $0.00001 per share, 200,000,000 shares authorized, 22,299,956 and 10,916,155 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Class C common stock, par value $0.00001 per share, 50,000,000 shares authorized, 5,565,066 and 21,661,200 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	53,096	45,735
Retained earnings (Accumulated deficit)	1,536	(60)
Total shareholders' equity attributable to Black Rock Coffee Bar, Inc.	54,632	45,675
Noncontrolling interest	54,897	59,031
Total shareholders' equity	109,529	104,706
Total liabilities and shareholders' equity	$392,368	$336,436

BLACK ROCK COFFEE BAR, INC.
Summary Cash Flow Data
(in thousands; unaudited)

	Six Months Ended June 30,		Change
Summary of Cash Flows	2026	2025	$	%
Net cash provided by operating activities	$19,187	$8,419	$10,768	127.9%
Net cash used in investing activities	(33,885)	(15,143)	(18,742)	123.8%
Net cash provided by financing activities	2,267	11,137	(8,870)	(79.6)%
Net increase (decrease) in cash and cash equivalents	$(12,431)	$4,413	$(16,844)	(381.7)%

Key Performance Measures
($ in thousands; unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change
Total Stores (End of Period)	200	158	42	200	158	42
Net New Store Openings	10	4	6	19	9	10
Same Store Sales Growth(1)	4.2%	10.9%	(6.7)%	4.7%	10.1%	(5.4)%
Average Unit Volume	$1,288	$1,226	$62	$1,288	$1,226	$62
Store revenue	$62,933	$50,336	$12,597	$118,317	$95,110	$23,207
Income from operations(3)	$4,102	$3,267	$835	$6,778	$5,518	$1,260
Income from operations margin(3)	6.5%	6.5%	—%	5.7%	5.8%	(0.1)%
Store-Level Profit(2)	$19,025	$14,855	$4,170	$35,414	$27,541	$7,873
Store-Level Profit Margin(2)	30.2%	29.5%	0.7%	29.9%	29.0%	0.9%
Net income (loss)(3)	$3,218	$(1,061)	$4,279	$5,017	$(1,945)	$6,962
Net income (loss) margin(3)	5.1%	(2.1)%	7.2%	4.2%	(2.0)%	6.2%
Adjusted EBITDA(2)	$9,427	$8,046	$1,381	$16,856	$14,063	$2,793
Adjusted EBITDA Margin(2)	15.0%	16.0%	(1.0)%	14.2%	14.8%	(0.6)%
Total store operating weeks(4)	2,510	2,015	495	4,867	3,959	908

(1)Same Store Sales Growth reflects the change in year-over-year sales for the comparable store base, which we define as stores open for 18 months or longer.
(2)See “Non-GAAP Financial Measures” for a discussion of Store-Level Profit, Store-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA margin and reconciliation of each measure to its most directly comparable GAAP measure.
(3)The Company does not consider income from operations, income from operations margin, net income (loss) or net income (loss) margin to be key performance measures but has included such metrics in this table to provide the most directly comparable GAAP metric to Store-Level Profit, Store-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin.
(4)Total store operating weeks are calculated based on the number of operating days for the store base and dividing by 7. Our store base is defined as stores opened as of the period end date. Management uses this metric as an indicator of our overall financial health, growth and future expansion prospects.

Supplemental Reconciliation of U.S. GAAP Actuals to Non-GAAP Actuals
Following are the reconciliations of the most comparable GAAP financial measures to non-GAAP financial measures. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and reconciliations from U.S. GAAP to Non-GAAP measures should be carefully evaluated. Please refer to "Non-GAAP Financial Measures" in this press release for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended June 30,
($ in thousands; unaudited)	2026	2025
Net income (loss)	$3,218	$(1,061)
Non-GAAP Adjustments:
Interest expense, net	525	3,115
Income tax expense	101	144
Depreciation and amortization	3,932	2,943
Transaction costs(1)	—	1,505
Capital restructuring costs	—	1,071
Equity-based compensation	1,140	—
TRA remeasurements	257	—
Legal settlement, net(2)	164	202
Other costs(3)	90	127
Adjusted EBITDA	$9,427	$8,046
Net income (loss) margin	5.1%	(2.1)%
Adjusted EBITDA Margin	15.0%	16.0%

(1)Includes non-recurring professional service fees and executive compensation related to our IPO.
(2)For the three months ended June 30, 2026 and 2025, includes non-recurring legal costs.
(3)Non-recurring professional service costs.

	Six Months Ended June 30,
($ in thousands; unaudited)	2026	2025
Net income (loss)	$5,017	$(1,945)
Non-GAAP Adjustments:
Interest expense, net	947	6,157
Income tax expense	204	222
Depreciation and amortization	7,385	5,826
Transaction costs(1)	—	2,585
Capital restructuring costs	—	1,071
Equity-based compensation	2,327	—
TRA remeasurements	608	—
Legal settlement, net(2)	232	(38)
Other costs(3)	136	185
Adjusted EBITDA	$16,856	$14,063
Net income (loss) margin	4.2%	(2.0)%
Adjusted EBITDA Margin	14.2%	14.8%

(1)Includes non-recurring professional service fees and executive compensation related to our IPO.
(2)For the six months ended June 30, 2026, includes non-recurring legal costs. For the six months ended June 30, 2025, includes legal costs, offset by insurance proceeds.
(3)Non-recurring professional service costs.

	Three Months Ended June 30,
($ in thousands; unaudited)	2026	2025
Income from operations	$4,102	$3,267
Other	(66)	(58)
Selling, general and administrative expenses	9,805	7,860
Depreciation and amortization	3,932	2,943
Pre-opening costs	1,252	843
Store-Level Profit	$19,025	$14,855
Income from operations margin	6.5%	6.5%
Store-Level Profit Margin	30.2%	29.5%

	Six Months Ended June 30,
($ in thousands; unaudited)	2026	2025
Income from operations	6,778	5,518
Other	(136)	(104)
Selling, general and administrative expenses	19,047	14,740
Depreciation and amortization	7,385	5,826
Pre-opening costs	2,340	1,561
Store-Level Profit	$35,414	$27,541
Income from operations margin	5.7%	5.8%
Store-Level Profit Margin	29.9%	29.0%

	Three Months Ended June 30,
($ in thousands; unaudited)	2026	2025
Selling, general and administrative expenses	$9,805	$7,860
Non-GAAP Adjustments:
Transaction costs(1)	—	(1,505)
Equity-based compensation	(1,140)	—
Legal settlement, net(2)	(164)	(202)
Other costs(3)	(90)	(127)
Adjusted Selling, General, and Administrative Expenses	$8,411	$6,026
Selling, general and administrative expenses margin	15.6%	15.6%
Adjusted Selling, General, and Administrative Expenses Margin	13.4%	12.0%

(1)Includes non-recurring professional service fees and executive compensation related to our IPO.
(2)For the three months ended June 30, 2026 and 2025, includes non-recurring legal costs.
(3)Non-recurring professional service costs.

	Six Months Ended June 30,
($ in thousands; unaudited)	2026	2025
Selling, general and administrative expenses	19,047	14,740
Non-GAAP Adjustments:
Transaction costs(1)	—	(2,585)
Equity-based compensation	(2,327)	—
Legal settlement, net(2)	(232)	38
Other costs(3)	(136)	(185)
Adjusted Selling, General, and Administrative Expenses	$16,352	$12,008
Selling, general and administrative expenses margin	16.1%	15.5%
Adjusted Selling, General, and Administrative Expenses Margin	13.8%	12.6%

(1)Includes non-recurring professional service fees and executive compensation related to our IPO.
(2)For the six months ended June 30, 2026, includes non-recurring legal costs. For the six months ended June 30, 2025, includes legal costs, offset by insurance proceeds.
(3)Non-recurring professional service costs.

Investor Contact:
Will MacIntosh
investors@br.coffee
(541) 208-1860